Exhibit 99.1

Think Partnership Signs Letter of Intent to Acquire UK-based Web Diversity LLC
Wednesday November 2, 9:27 am ET

NORTHBROOK, Ill.—(BUSINESS WIRE)—Nov. 2, 2005—

Headquartered in London and poised to expand into Hong Kong, Web
Diversity will work with THK’s Smart Interactive operations in the
Northern UK to extend THK’s Search Marketing services in Europe and into Asia

CGI Holding Corporation d/b/a Think Partnership Inc. (“THK”) (AMEX:THK - News; the Company) today announced that the Company has entered into a letter of intent to acquire privately held Web Diversity LLC, (“Web Diversity”) (see www.webdiversity.co.uk), a London-based leader in paid search management and organic search. Web Diversity uses proprietary technology for online advertising campaign management and has extensive worldwide multiple-language campaign experience.

The Company expects Web Diversity, working in conjunction with search marketing expert Mike Grehan of THK’s existing Smart Interactive operation in the Northern UK, to expand THK’s search marketing sales in Europe, and to establish a presence for THK in Asia. Web Diversity will also create opportunities for THK’s PrimaryAds and KowaBunga! subsidiaries to offer affiliate marketing services internationally.

The letter of intent contemplates that THK will acquire Web Diversity for an upfront consideration of $1 million in cash and $1 million in common stock of the Company priced at 120% of the closing price per share on the last five trading days prior to the closing, plus certain earnout payments based upon the aggregate pre-tax earnings of Web Diversity during the first twelve full calendar quarters following the closing. The $1 million of common stock of the Company will be subject to a dollar-for-dollar forfeiture if Web Diversity does not earn an aggregate pre-tax income of at least $1 million during the first 8 quarters following the closing. The Company has also agreed to provide a $300,000 cash infusion to allow Web Diversity to establish an office in Hong Kong, provided that Web Diversity and the Company develop a mutually agreeable budget. The Company expects the pre-tax income of Web Diversity for the twelve months following the closing to approach $500,000. Closing of the transaction is subject to a number of conditions including a due diligence investigation and audit of Web Diversity, a financing contingency, Board of Director approvals, and other closing conditions.

Co-founders Jim Banks and Simon Worsfold-Gregg are among the leading authorities in the performance-based search marketing arena and will continue to manage Web Diversity following the closing.

CEO Banks has extensive experience in Search Engine Marketing and is an elected member of the Search Marketing Association of the UK. He is widely regarded as one of the leading authorities on the subject of Click Fraud worldwide, has lived in Hong Kong for 20 years, and knows his way around Asia from a business and cultural perspective.

Worsfold-Gregg serves as Chief Operating Officer of Web Diversity and oversees the company’s operational functions, expansion planning and business development in the UK. He brings a wealth of operational, management and business leadership skills, built during 18 years of working at Goldman Sachs, where he served as a Vice-President in Goldman Sachs’ Paris office.

“We looked at going down the IPO route ourselves, but that still left us in the position of being unable to satisfy the ever-changing demands of clients for an integrated online marketing offering,” said Web Diversity CEO Jim Banks. “We then decided to go out and look for the biggest and the best, and when the opportunity arose for us to discuss the merger with THK, we were very excited about the opportunities it brings to us in terms of the resources, additional services, and clout in the market.”

Simon Worsfold-Gregg added, “We see this as a fantastic opportunity for US-based companies to leverage our paid search expertise in Europe and Asia, and clearly we have many clients for whom we undertake global campaigns. Having a “local touch point” in the States will be a massive advantage for us over here in Europe. We are hugely excited about the prospects of becoming part of THK and helping to add value in the future.”

Mike Grehan, CEO of Smart Interactive, commented, “Since joining the Think Partnership group of companies, my mission has been to find the UKs premier search marketing company for Websourced to partner up with. And this I found with Jim Banks and his team at Web Diversity. Jim is recognized as an industry leader in paid search. Connect that with my own research and practice in SEO, backed by the technical expertise and infrastructure at Websourced, and you truly do have a winning combination. I look forward to working closely with Jim Banks, along with the board of Think Partnership, Inc. to help further develop the business of Web Diversity throughout the UK, European and Asian markets.”

Gerard M. Jacobs, CEO of Think Partnership, stated, “Web Diversity is a profitable Internet search marketing business with an entrepreneurial management team that is enthusiastic about growing the business within our family of companies. Web Diversity will significantly expand our operations in Europe, and offers us a unique way to enter the Asian market with Jim Banks’ experience in Hong Kong. We see the market in Asia as being about 18 months behind the UK now, and maybe 30 months behind the US.”

Scott Mitchell, President of THK, added, “Web Diversity is one of only 10 UK-based companies who have Overture accreditation in the UK and they have six Google-qualified professionals. They are in the top 10 revenue-generating Internet companies in the UK and the second largest pure search agency in the United Kingdom. Working with search engine guru Mike Grehan at our Smart Interactive operation in the Northern UK, Web Diversity can offer a truly integrated marketing approach in Europe and Asia on both the paid and organic side of search.”

The Company has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. (see www.thinkpartnership.com) and currently has nine subsidiaries: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.websourced.com and www.keywordranking.com); MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com); Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start-to-finish web design, custom web based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access (see www.ozline.net); KowaBunga! Marketing, Inc., Westland, Mich., providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing (see www.kowabunga.com); PrimaryAds Inc., North Plainfield, N.J., a leading provider of affiliate marketing services that connects Web site publishers with online advertisers (see www.PrimaryAds.com); and Real Estate School Online Inc., Miami, Fla., a leader in online education (see www.RealEstateSchoolOnline.com). The Company has signed letters of intent to acquire: Vintacom Media Group, Inc., Edmonton, Alberta Canada, a leading online dating company (see www.Vintacom.com); and Morex Marketing, LLC, a major marketer to expectant parents (see www.babytobee.com).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended June 30, 2005 under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:
Think Partnership Inc.
Xavier Hermosillo, 310-832-2999;
Xavier@thinkpartnership.com